UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

PG&E Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 21, 2011 (Date of earliest event reported)
PG&E CORPORATION
(Exact Name of Registrant as specified in Charter)
California	1-12609	94-3234914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market, Spear Tower, Suite 2400, San Francisco, CA	94105
(Address of principal executive offices)	(Zip code)
415-267-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

PACIFIC GAS AND ELECTRIC COMPANY
(Exact Name of Registrant as specified in Charter)
California	1-2348	94-0742640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Beale Street, P. O. Box 770000, San Francisco, California		94177
(Address of principal executive offices)		(Zip code)
(415) 973-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2011, PG&E Corporation announced that Peter A. Darbee, Chairman of the Board, Chief Executive Officer and President of PG&E Corporation and a director of Pacific Gas and Electric Company (“Utility”) has decided to retire from all his positions with PG&E Corporation and the Utility effective April 30, 2011. A copy of the related press release is attached to this report as Exhibit 99.1.

The Board of Directors of PG&E Corporation is conducting a candidate search for Mr. Darbee’s successor.  This process is already underway.  Until the search has been completed and Mr. Darbee’s successor is in place, the Board of Directors of PG&E Corporation has appointed C. Lee Cox to serve as interim Chairman of the Board, Chief Executive Officer and President of PG&E Corporation.  Mr. Cox, 70, has been a director of PG&E Corporation and the Utility since 1996 and non-executive Chairman of the Utility’s Board of Directors since January 2008.  Mr. Cox also is the independent lead director of PG&E Corporation and the Utility.  PG&E Corporation’s and the Utility’s most recent proxy statement filed with the Securities and Exchange Commission relating to the joint annual meeting of shareholders to be held on May 11, 2011, contains more information about Mr. Cox’s business experience and the various committee memberships and chairmanships he has held at PG&E Corporation and the Utility.  (The Board of Directors of PG&E Corporation and the Board of Directors of the Utility are each referred to below as the “Board” and, collectively, as the “Boards.”)

As disclosed in the proxy statement, PG&E Corporation’s and the Utility’s Corporate Governance Guidelines set forth a policy that the chairs of certain Board committees (such as the Compensation Committee for which Mr. Cox serves as Chair) and at least 75 percent of the directors should be independent, as defined in the guidelines.  (PG&E Corporation’s guidelines are attached as an appendix to the proxy statement.  The Utility’s guidelines are substantially similar to PG&E Corporation’s guidelines.)  The guidelines also require that certain Board committees (such as the Finance Committee of which Mr. Cox is a member) be composed entirely of independent directors and that each company have an independent lead director.  While Mr. Cox is serving on an interim basis, he will not be considered to be an independent director.  Consequently, each Board has appointed Maryellen C. Herringer, a current director of PG&E Corporation and the Utility, to replace Mr. Cox as the interim independent lead director.  The PG&E Corporation Board also has appointed Barbara L. Rambo, a current director of PG&E Corporation and the Utility, to replace Mr. Cox as the interim Chair of the Compensation Committee.  Both Ms. Herringer and Ms. Rambo qualify as independent as defined in the guidelines and applicable stock exchange rules.  Mr. Cox also has resigned from the Finance Committee.  Finally, under the rules of the California Public Utilities Commission, the same person may not serve as the Chairman of PG&E Corporation and the Chairman of the Utility.  The Utility’s Board has appointed Ms. Herringer to serve as interim Chairman of the Utility’s Board.  The newly constituted committees and Board structure comply with applicable stock exchange requirements and the Corporate Governance Guidelines.  Mr. Cox remains a member of the Executive Committee of each Board.

Under the applicable stock exchange rules, interim service as chief executive officer or other executive officer will not disqualify a director from being considered independent following the interim service.  The Boards have amended each company’s Corporate Governance Guidelines to state that service as an executive officer on an interim basis for no longer than one year will not disqualify a director from being considered independent.  The guidelines also have been amended to state that compensation received for such interim service will not disqualify a director from being considered independent.  The amended guidelines are effective April 21, 2011.  PG&E Corporation’s amended guidelines are attached to this report as Exhibit 99.2.

Mr. Cox will receive monthly compensation of $150,000 while he is serving in his interim position.  While Mr. Cox serves in his interim position he will not be entitled to receive director retainer fees or Board meeting fees.  As disclosed in the proxy statement, the PG&E Corporation Long-Term Incentive Plan (“LTIP”) provides formula awards to each person who has been elected as a non-employee director at the annual meeting following the certification of the annual meeting results.  If Mr. Cox is not eligible for an award following the next annual meeting because of his role as interim Chairman, Chief Executive Officer and President, the independent members of the PG&E Corporation Board have approved a substantially equivalent LTIP award for Mr. Cox that will be made following the certification of his election as a director at the next annual meeting.  Mr. Cox’s LTIP award will consist of restricted stock units (“RSUs”) with an aggregate value of $90,000 (as determined on the grant date) that vest in one year at the end of his elected term (or upon his death, disability, or a change in control).

In addition, on April 21, 2011, the independent members of the Utility Board approved a retention award for Christopher P. Johns, President of the Utility and a member of the Utility’s Board.  The retention award will be made under the LTIP and will consist of RSUs with an aggregate value of $1 million (as determined on the grant date).  The grant date is expected to be May 6, 2011, as determined in accordance with PG&E Corporation’s Equity Grant Date Policy.  One-half of the RSUs will vest on the second anniversary of the date of grant and the remainder will vest on the third anniversary of the date of grant provided that Mr. Johns remains an employee on each vesting date.  The RSUs will vest sooner if Mr. Johns dies or becomes disabled.  If Mr. Johns’ employment with the Utility is terminated without cause, his RSUs will vest to the extent provided under the PG&E Corporation Officer Severance Policy.

  Since Mr. Darbee is retiring, he will not be entitled to any severance payment or other severance benefits.  Mr. Darbee will be entitled to the retirement and pension benefits as disclosed in the most recent proxy statement.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

To eliminate the vacancy on each Board created by Mr. Darbee’s retirement, the Boards adopted resolutions to amend each company’s respective Bylaws to decrease the authorized number of directors to be elected at the joint annual meeting of shareholders to be held on May 11, 2011.  As amended, the authorized number of directors of PG&E Corporation is ten and the authorized number of directors of the Utility is eleven.  The amendments to the Bylaws are effective May 1, 2011.  The text of the amendment to PG&E Corporation’s Bylaws is attached to this report as Exhibit 99.3, and the text of the amendment to the Utility’s Bylaws is attached to this report as Exhibit 99.4.

Mr. Darbee is no longer a nominee for election as a director at the joint annual meeting of shareholders to be held on May 11, 2011.  Shareholders who have submitted proxies do not need to resubmit their proxy, unless they wish to revoke it.  Shareholders who have not yet submitted their proxy may continue to use the same form of proxy that was delivered with the proxy statement (or made available on the internet) in accordance with the instructions in the proxy statement.  The proxy holders will vote the shares as instructed by the shareholder with respect to the existing nominees other than votes with respect to Mr. Darbee which will be disregarded.

Item 9.01.  Financial Statements and Exhibits

Exhibit 99.1	Press Release dated April 21, 2011

Exhibit 99.2	PG&E Corporation’s Corporate Governance Guidelines, as amended effective April 21, 2011

Exhibit 99.3	Text of the amendment to the Bylaws of PG&E Corporation effective May 1, 2011

Exhibit 99.4	Text of the amendment to the Bylaws of Pacific Gas and Electric Company effective May 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PG&E CORPORATION

Dated: April 21, 2011	By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

Dated: April 21, 2011	By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary

EXHIBIT INDEX

Number                                Description

Exhibit 99.1	Press Release dated April 21, 2011

Exhibit 99.2	PG&E Corporation’s Corporate Governance Guidelines, as amended effective April 21, 2011

Exhibit 99.3	Text of the amendment to the Bylaws of PG&E Corporation effective May 1, 2011

Exhibit 99.4	Text of the amendment to the Bylaws of Pacific Gas and Electric Company effective May 1, 2011

Exhibit 99.1

PG&E Corporation to Elect New Chairman and CEO; Peter A. Darbee to Retire

(San Francisco) – The Board of Directors of PG&E Corporation (NYSE: PCG) today announced that it will elect a new Chairman, CEO and President in the weeks ahead to succeed current Chairman, CEO and President Peter A. Darbee, who will retire effective April 30, 2011.

On an interim basis, the board has named its Lead Director, Lee Cox, to serve as Chairman, CEO and President. Cox is the retired Vice Chairman of AirTouch Communications, Inc., and retired President and Chief Executive Officer of AirTouch Cellular. He has been a member of PG&E’s board since 1996.

Cox said, “Peter concluded that a change in leadership would create the best opportunity for PG&E to move ahead after a challenging year. The board supported his decision. The search for Peter’s replacement is already underway, and an announcement is expected soon.”

Cox also noted that the company’s utility unit, Pacific Gas and Electric Company, will continue to be led by President Christopher P. Johns.

He added, “Peter has demonstrated exceptional vision and leadership. He has guided PG&E to become one of the industry’s most innovative and environmentally committed utilities. His contributions have helped move PG&E and the industry forward. We are grateful to him.”

Darbee said, “It’s been my extraordinary privilege to be a PG&E employee for more than a decade and to serve as CEO. No company has a more dedicated team of people working to deliver for its customers. I am deeply grateful for the support and inspiration our employees have given me over these many years.”

Darbee joined PG&E Corporation in 1999 as Chief Financial Officer. He was appointed CEO in 2005 and assumed the additional role of Chairman of the Board in 2006.

PG&E Corporation is a Fortune 200 energy-based holding company, headquartered in San Francisco. It is the parent company of Pacific Gas and Electric Company, California’s largest investor-owned utility. PG&E serves more than 15 million Californians throughout a 70,000 square-mile service area in northern and central California. For more information, visit the Web site at http://www.pgecorp.com.

###

Exhibit 99.2

PG&E CORPORATION

BOARD OF DIRECTORS

CORPORATE GOVERNANCE GUIDELINES

April 21, 2011

1.	Election of Directors

All members of the Board of Directors of PG&E Corporation (the “Corporation”) are elected each year and serve one-year terms.  Directors are not elected for multiple-year, staggered terms.

2.	Composition of the Board

The Board’s membership is composed of qualified, dedicated, ethical, and highly regarded individuals who have experience relevant to the Corporation’s operations and understand the complexities of the Corporation’s business environment.  The Board seeks to include a diversity of backgrounds, perspectives, and skills among its members.  No member of the Board of Directors may be an employee of NYSE AMEX Equities or a floor member of that exchange.

3.	Independence of Directors

All members of the Board have a fiduciary responsibility to represent the best interests of the Corporation and all of its shareholders.

At least 75 percent of the Board is composed of independent directors, defined as directors who (1) are neither current nor former officers or employees of nor consultants to the Corporation or its subsidiaries (except that prior service as an interim Chairman of the Board, Chief Executive Officer, or other Section 16 Officer for a period of less than one year shall not, alone, compromise a director’s independence), (2) are neither current nor former officers or employees of any other corporation on whose board of directors any officer of the Corporation serves as a member, and (3) otherwise meet the definition of “independence” set forth in applicable stock exchange rules.  The Board must affirmatively determine whether a director is independent, and may develop categorical standards to assist the Board in determining whether a director has a material relationship with the Corporation, and thus is not independent.  Such standards are set forth in Exhibit A to these Corporate Governance Guidelines.

4.	Selection of Directors

The Board nominates directors for election at the annual meeting of shareholders and selects directors to fill vacancies which occur between annual meetings.  The Nominating and Governance Committee, in consultation with the Chairman of the Board and the Chief Executive Officer (CEO) (if the Chairman is not the CEO), reviews the qualifications of the Board candidates and presents recommendations to the full Board for action.

5.	Characteristics of Directors

The Nominating and Governance Committee annually reviews with the Board, and submits for Board approval, the appropriate skills and characteristics required of Board members in the context of the current composition of the Board.  In conducting this assessment, the Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and the Corporation.

In general, the Nominating and Governance Committee will recommend, and the Board of Directors will re-nominate, an existing director for re-election to the Board of Directors if, among other things, the Committee and Board each believe that the individual would continue to be a productive and effective contributor to the Board, and that his or her continued service would serve the best interests of the Corporation.

6.	Selection of the Chairman of the Board and the Chief Executive Officer

The Chairman of the Board and the Chief Executive Officer are elected by the Board.

Based on the circumstances existing at a time that there is a vacancy in the office of either the Chairman of the Board or the Chief Executive Officer, the Board will consider whether the role of Chief Executive Officer should be separate from that of Chairman of the Board, and, if the roles are separate, whether the Chairman should be selected from the independent directors or should be an employee of the Corporation.

At least annually, the Board will reassess the appropriateness of the Board leadership structure, based on the specific circumstances and characteristics of the Corporation at that time, including a review of whether the positions of Chairman and Chief Executive Officer should be separated.

7.	Assessing the Board’s and Committees’ Performance

The Nominating and Governance Committee oversees the process for evaluating and assessing the performance of the Board, including Board committees.  The Board or the Nominating and Governance Committee conduct an evaluation at least annually to determine whether the Board and its committees are functioning effectively.  If the evaluation is conducted by the Nominating and Governance Committee, that Committee presents its conclusions to the full Board for review and concurrence.  The Board evaluation includes an assessment of the Board’s contribution as a whole and specific areas in which the Board and/or management believes a better contribution could be made.  The purpose of the review is to increase the effectiveness of the Board as a whole.  The Audit Committee, the Compensation Committee, and the Nominating and Governance Committee conduct annual evaluations, and any other standing Board committee that meets on a regular basis conducts periodic evaluations.  The Board committees provide the results of any evaluation to the Nominating and Governance Committee.  These results are considered in the Board evaluation.

8.	Size of the Board

As provided in paragraph I of Article Third of the Corporation’s Articles of Incorporation, the Board is composed of no less than 7 and no more than 13 members.  The exact number of directors is determined by the Board based on its current composition and requirements, and is specified in Article II, Section 1 of the Corporation’s Bylaws.

9.	Advisory Directors

The Board may designate future directors as advisory directors in advance of their formal election to the Board.  Advisory directors attend Board and committee meetings, and receive the same compensation as regular directors.  They do not, however, vote on matters before the Board.  In this manner, they become familiar with the Corporation’s business before assuming the responsibility of serving as a regular director.

10.	Directors Who Change Responsibilities

Directors shall offer their resignations when they change employment or the major responsibilities they held when they joined the Board.  This does not mean that such directors should leave the Board.  However, the Board, via the Nominating and Governance Committee, should have the opportunity to review the appropriateness of such directors’ nomination for re-election to the Board under these circumstances.

Directors who are officers of the Corporation also shall offer their resignations upon retirement or other termination of active PG&E Corporation employment.

11.	Board of Directors Retirement Policy

The Board may not designate any person as a candidate for election or re-election as a director after such person has reached the age of 72; provided, however, if the Nominating and Governance Committee and Board determine that it is in the best interest of the Corporation to re-nominate a director who is 72 years old or older, or not re-nominate a director who is younger than 72 years, the Board retains the authority to do so.

12.	Compensation of Directors

The Board sets the level of compensation for directors, based on the recommendation of the Compensation Committee, and taking into account the impact of compensation on director independence.  Directors who are also current employees of the Corporation receive no additional compensation for service as directors.

The Compensation Committee reviews periodically the amount and form of compensation paid to directors, taking into account the compensation paid to directors of other comparable U.S. companies.  The Committee conducts its review with the assistance of outside experts in the field of executive compensation.

13.	Director Stock Ownership Guidelines

In order to more closely align the interests of directors and the Corporation’s shareholders, directors are encouraged to own a significant equity interest in the Corporation within a reasonable time after election to the Board.  A director should own shares of the Corporation’s common stock having a dollar value of at least five times the value of the then-applicable annual retainer paid for service on the Board.  Ownership will be measured annually as of December 31 of each calendar year, based on the average closing price of a share of PG&E Corporation common stock as traded on the New York Stock Exchange for the last 30 trading days of the year.  A director should achieve this ownership target within five years from the date of his or her election to the Board or the adoption of these amended guidelines (December 15, 2010), whichever is later.  For purposes of calculating a director’s level of share ownership, the following are included:  (1) shares of PG&E Corporation common stock beneficially owned by the director (as determined in accordance with the rules of the Securities and Exchange Commission), and (2) PG&E Corporation restricted stock units and common stock equivalents held by the director.

14.	Meetings of the Board

As provided in Article II, Section 4 of the Corporation’s Bylaws, the Board meets regularly on previously determined dates.  Board meetings shall be held at least quarterly.  As provided in Article II, Section 5 of the Bylaws, the Chairman of the Board, the Chief Executive Officer, the President, the Chair of the Executive Committee, or any five directors may call a special meeting of the Board at any time.

Each Board member is expected to regularly attend Board meetings and meetings of the committees on which the director serves (either in person or by telephone or other similar communication equipment), and to attend annual meetings of the Corporation’s shareholders.  Pursuant to proxy disclosure rules, the Corporation’s proxy statement identifies each director who during the last fiscal year attended fewer than 75 percent of the aggregate of the total number of meetings of the Board and each Board committee on which the director served.

15.	Lead Director

The lead director shall be elected from among the independent chairs of the standing Board committees, and shall be elected by the independent directors based upon the recommendation of the Nominating and Governance Committee.  The lead director must have at least one year of experience as a director of the Corporation, shall be elected every three years, and shall serve a three-year term  (except where such lead director is elected to serve on an interim basis).  Any lead director may serve consecutive terms.  The lead director shall act as a liaison between the Chairman of the Board and the independent directors, and shall preside at all meetings at which the Chairman is not present.  The lead director approves the agendas and schedules for meetings of the Board to assure that there is sufficient time for discussion of all agenda items, and approves information sent to the members of the Board.  The lead director has authority to call special meetings of the independent directors.

16.	Meetings of Independent Directors

The independent directors meet at each regularly scheduled Board meeting in executive session.  These executive session meetings are chaired by the lead director.  Following each such meeting, the lead director, or one or more other independent directors designated by the lead director, has a discussion with the Chairman of the Board (if the Chairman is not an independent director) and the Chief Executive Officer (if the Chairman is not the CEO) regarding the executive session meeting.

The lead director establishes the agenda for each executive session meeting of independent directors, and also determines which, if any, other individuals, including members of management and independent advisors, should attend each such meeting.

17.	Board Agenda Items

The Chairman of the Board, in consultation with the Chief Executive Officer (if the Chairman is not the CEO), establishes the agenda for each meeting.

Board members are encouraged to suggest the inclusion of items on the agenda.

18.	Board Materials and Presentations

The agenda for each meeting is provided in advance of the meeting, together with written materials on matters to be presented for consideration, for the directors’ review prior to the meeting.  As a general rule, written materials are provided in advance on all matters requiring Board action.  Written materials are concise summaries of the relevant information, designed to provide a foundation for the Board’s discussion of key issues and make the most efficient use of the Board’s meeting time.  Directors may request from the Chairman of the Board and the Chief Executive Officer (if the Chairman is not the CEO) any additional information they believe to be necessary to perform their duties.

19.	Regular Attendance of Non-Directors at Board Meetings

Members of management, as designated by the Chairman of the Board and the Chief Executive Officer (if the Chairman is not the CEO), attend each meeting of the Board.

20.	Board Committees

The Board establishes committees to assist the Board in overseeing the affairs of the Corporation.

Currently, there are six standing committees.  The Executive Committee exercises all powers of the Board (subject to the provisions of law and limits imposed by the Board) and meets only at such times as it is infeasible to convene a meeting of the full Board.  The Audit Committee, the Compensation Committee, the Finance Committee, the Nominating and Governance Committee, and the Public Policy Committee are each responsible for defined areas delegated by the Board.

The Board may establish other committees or dissolve committees from time to time, as it deems appropriate, and in conformance with applicable laws and regulations.

21.	Membership of Board Committees

All permanent standing Board committees, other than the Executive Committee, are chaired by independent directors.  Each such independent committee chair shall be appointed to serve a three-year term (except where such committee chair is elected to serve on an interim basis), provided that such committee chair continues to be re-elected to the Board during that term.  Any such committee chair may serve consecutive terms.  The terms for each of the committee chair positions shall be staggered such that roughly one-third of the positions are appointed each year.  Each independent committee chair shall act as a liaison between the Chairman of the Board and the respective committee, and shall preside at all meetings of that committee.  Each independent committee chair approves the agendas and schedules for meetings of the respective committee, and approves information sent to the committee members.  Each independent committee chair has authority to call special meetings of the respective committee.

The Audit Committee, the Compensation Committee, the Finance Committee, the Nominating and Governance Committee, and the Public Policy Committee are composed entirely of independent directors, as defined in Section 3 of these guidelines.

Members of the Audit Committee also must satisfy the audit committee independence and qualification requirements established by the Securities and Exchange Commission and any stock exchange on which securities of the Corporation or Pacific Gas and Electric Company are listed.  If an Audit Committee member simultaneously serves on the audit committees of three or more public companies other than the Corporation and its subsidiaries, that Committee member must inform the Corporation’s Board of Directors and, in order for that member to continue serving on the Corporation’s Audit Committee, the Board of Directors must affirmatively determine that such simultaneous service does not impair the ability of that member to serve effectively on the Corporation’s Audit Committee.

22.	Appointment of Committee Members

The composition of each committee is determined by the Board of Directors.

The Nominating and Governance Committee, after consultation with the Chairman of the Board and the Chief Executive Officer (if the Chairman is not the CEO) and with consideration of the wishes of the individual directors, recommends to the full Board the chairmanship and membership of each committee.

23.	Committee Agenda Items

The chair of each committee, in consultation with the appropriate members of management, establishes the agenda for each meeting.

At the beginning of the year, each committee issues a work plan of subjects to be discussed during the year, to the extent such subjects can be foreseen.  Copies of these annual work plans are provided to all directors.

24.	Committee Materials and Presentations

The agenda for each committee meeting is provided in advance of the meeting, together with written materials on matters to be presented for consideration, for the committee members’ review prior to the meeting.  As a general rule, written materials are provided in advance on all matters to be presented for committee action.

25.	Attendance at Committee Meetings

The chair of each committee, after consultation with the Chairman of the Board and the Chief Executive Officer (if the Chairman is not the CEO), determines the appropriate members of management to attend each meeting of the Committee.

Any director or advisory director may attend any meeting of any committee with the concurrence of the committee chair.

26.	Formal Evaluation of the Chief Executive Officer

The independent directors annually review and evaluate the performance of the Chief Executive Officer.  The review is based upon objective criteria, including the performance of the business and accomplishment of objectives previously established in consultation with the Chief Executive Officer.

The results of the review and evaluation are communicated to the Chief Executive Officer by the Chair of the Compensation Committee, and are used by that Committee and the Board when considering the compensation of the CEO.

27.	Management Development and Succession Planning

At least annually, the Board reviews a succession plan for the Chief Executive Officer (CEO) position.  The plan addresses CEO succession both in the ordinary course of business and on an emergency basis.  The Board develops a profile of appropriate responsibilities, attributes, and requirements for the position of CEO, which reflects the Corporation’s and Pacific Gas and Electric Company’s business functions, vision, and strategy.  Candidates for CEO successor may be identified internally within the Corporation and its subsidiaries in consultation with the Compensation Committee and the CEO, as well as externally through various sources, including third-party consultants.  The succession planning process also addresses the continuing development of appropriate leadership skills for internal candidates for CEO, as well as candidates for other leadership positions within the Corporation.

28.	Communications with External Entities

The Chief Executive Officer is responsible for all communications with the media, the financial community, or other external entities pertaining to the affairs of the Corporation.  Directors refer any inquiries from such entities to the CEO for handling.

29.	Access to Independent Advisors

The Board of Directors and its committees have the right to retain independent outside financial, legal, or other advisors, as necessary and appropriate.  The Corporation shall bear the costs of retaining such advisors.

30.	Director Orientation and Continuing Education

The Corporation provides information to new directors on subjects that would assist them in discharging their duties, and periodically provides briefing sessions or materials for all directors on such subjects.

The Corporation also provides each director with information regarding opportunities for continuing education.  The Corporation encourages each director to stay current on important developments pertaining to such director’s function and duties to the Corporation by attending such programs as appropriate or otherwise.

31.	Communications with Interested Parties (Including Shareholders)

The lead director shall be designated as the director who receives written communications from interested parties (including the Corporation’s shareholders), in care of the Corporate Secretary.  The Corporate Secretary shall forward to the lead director any communications addressed to the Board of Directors as a body or to all the directors in their entirety, and such other communications as the Corporate Secretary, in his or her discretion, determines is appropriate.  The Corporate Secretary also shall receive communications directed to individual directors and forward those as appropriate.  If requested by major shareholders, the lead director shall be available for consultation and direct communication with such major shareholders.

32.	Legal Compliance and Business Ethics

The Board of Directors is responsible for exercising reasonable oversight with respect to the implementation and effectiveness of the Corporation’s legal compliance and ethics program.  In that role, the Board of Directors shall be knowledgeable about the content and operation of the Corporation’s compliance and ethics program, but may delegate more detailed oversight to a committee of the Board of Directors.

EXHIBIT A

EXHIBIT A TO PG&E CORPORATION
CORPORATE GOVERNANCE GUIDELINES

CATEGORICAL STANDARDS FOR IDENTIFYING
“MATERIAL” RELATIONSHIPS THAT MAY AFFECT
DIRECTOR INDEPENDENCE

Adopted:  December 17, 2003
Amended as of February 18, 2004, December 15, 2004,
December 20, 2006, December 17, 2008, and April 21, 2011.

The following categories of relationships between a director and PG&E Corporation shall be considered “material.”  The existence of a “material” relationship provides a rebuttable presumption that the affected director is not “independent,” absent a specific determination by the Board of Directors to the contrary.

A director has a “material” relationship with the Corporation in the following circumstances:

EMPLOYMENT

•
If a director is a current or former employee of the Corporation.  Service as an interim Chairman of the Board or Chief Executive Officer, or other Section 16 Officer, shall not disqualify a director from being considered independent following that service, so long as the duration of the interim service is less than one year.

•	If a member of the director’s immediate family is or was employed as a Section 16 Officer of the Corporation, unless such employment ended more than three years ago.

DIRECT COMPENSATION FROM THE CORPORATION

•	If a director is a consultant to the Corporation.

•
If a director or his or her immediate family member receives, or during the past three years received, more than $120,000 per year or rolling 12-month period in direct compensation from the Corporation.  “Direct compensation” does not include director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) or compensation received by a director’s immediate family member for service as an employee (unless the immediate family member received compensation for services as a Section 16 Officer, in which case the director has a material relationship with the Corporation).  Compensation paid for service as an interim Chairman of the Board or Chief Executive Officer, or other Section 16 Officer, shall not disqualify a director from being considered independent following that service, so long as the duration of the interim service is less than one year.

INTERNAL OR EXTERNAL AUDITORS

•	If a director is, or during the past three years was, affiliated with, or employed by, a firm that serves or served during the past three years as the Corporation’s internal or external auditor.

•
If a director’s immediate family member (1) is a current partner of the Corporation’s internal or external auditor, (2) is a current employee of such a firm and personally works on the Corporation’s audit, or (3) was within the last three years a partner or employee of such a firm and personally worked on the Corporation’s audit within that time.

DIRECTOR INTERLOCK

•	If a director is a current or former officer or employee of any other company on whose board of directors any officer of the Corporation serves as a member.

•
If a director’s immediate family member is, or during the past three years was, employed by another company where any of the Corporation’s present Section 16 Officers concurrently serves on that company’s compensation committee.

BUSINESS RELATIONSHIPS

•
If a director is a current Section 16 Officer or employee, or his or her immediate family member is a current Section 16 Officer, of a company (which does not include charitable, non-profit, or tax-exempt entities) that makes payments to, or receives payments from, the Corporation for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2 percent of such other company’s consolidated gross revenues, during any of the past three years.  The director is not “independent” until three years after falling below such threshold.  (Both the payments and the consolidated gross revenues to be measured shall be those reported in the last completed fiscal year.  The look-back provision for this test applies solely to the financial relationship between the Corporation and the director’s or immediate family member’s current employer; the Corporation need not consider former employment of the director or immediate family member.)

CHARITABLE RELATIONSHIPS

•
If the director (or a relative) is a trustee, director, or employee of a charitable or non-profit organization that receives grants or endowments from the Corporation or its affiliates exceeding the greater of $200,000 or 2 percent of the recipient’s gross revenues during the Corporation’s or the recipient’s most recent completed fiscal year.

NOTES:

•
“Immediate family member” includes a person’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home, or is financially dependent on such person.

•	“Corporation” includes any consolidated subsidiaries or parent companies.

•
“Section 16 Officer” means “officer” as defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, and includes the president, the principal financial officer, the principal accounting officer, any vice president in charge of a principal business unit, division, or function (such as sales, administration, or finance), any other officer who performs a policymaking function, or any other person who performs similar policymaking functions for that company.

Exhibit 99.3

Amendment to Bylaws of PG&E Corporation Effective May 1, 2011

Article II.
DIRECTORS.

1.
Number.  As stated in paragraph I of Article Third of this Corporation’s Articles of Incorporation, the Board of Directors of this Corporation shall consist of such number of directors, not less than seven (7) nor more than thirteen (13).  The exact number of directors shall be ten (10) until changed, within the limits specified above, by an amendment to this Bylaw duly adopted by the Board of Directors or the shareholders.

Exhibit 99.4

Amendment to Bylaws of Pacific Gas and Electric Company Effective May 1, 2011

Article II.
DIRECTORS.

1.
Number.  The Board of Directors of this Corporation shall consist of such number of directors, not less than nine (9) nor more than seventeen (17).  The exact number of directors shall be eleven (11) until changed, within the limits specified above, by an amendment to this Bylaw duly adopted by the Board of Directors or the shareholders.